UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): September 4, 2012 (September 2, 2012)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

4787 Levy Street,

Montreal, Quebec

Canada H4R 2P9

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (514) 744-6792

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On September 2, 2012, Valeant Pharmaceuticals International, Inc., a corporation organized under the laws of Canada (“Valeant”), Valeant Pharmaceuticals International, a Delaware corporation and wholly owned subsidiary of Valeant (“VPI”), Merlin Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of VPI (“Merger Sub”), and Medicis Pharmaceutical Corporation, a Delaware corporation (“Medicis”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for Merger Sub to merge with and into Medicis (the “Merger”), with Medicis surviving as a wholly owned subsidiary of VPI. As a result of the Merger, the separate corporate existence of Merger Sub will cease and Medicis will continue as the surviving corporation.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of Medicis Class A common stock, par value $0.014 per share, issued and outstanding immediately prior to the Effective Time, other than any dissenting shares, will be converted into the right to receive $44.00 in cash (“Per Share Merger Consideration”), without interest.

Each Medicis stock option, stock appreciation right and restricted share, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive the Per Share Merger Consideration or, in the case of stock options and stock appreciation rights, the excess, if any, of the Per Share Merger Consideration over the exercise price of such stock option or stock appreciation right, as applicable.

Valeant has guaranteed the obligations of VPI and Merger Sub under the Merger Agreement.

Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of a majority of the outstanding shares of Medicis common stock entitled to vote on the Merger, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of a material adverse effect on Medicis, as defined in the Merger Agreement.

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature.

The Merger Agreement contains certain termination rights for VPI and Medicis, including in the event that the Merger is not consummated by March 4, 2013 (subject to extension in certain circumstances until June 3, 2013) (the “Termination Date”), or if the requisite stockholder approval is not received. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including, subject to certain conditions, if the board of directors of Medicis authorizes the company to enter into an alternative acquisition agreement with respect to a superior proposal (as defined in the Merger Agreement), Medicis will be required to pay to VPI a termination fee of $85,000,000 plus out-of-pocket expenses actually incurred by VPI or Merger Sub up to a maximum of $7,500,000.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Valeant, Medicis or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Valeant, Medicis or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Valeant and Medicis.

Commitment Letter

Valeant and VPI have entered into a commitment letter (the “Commitment Letter”), dated as of September 2, 2012, with JP Morgan Chase Bank, N.A. and J.P. Morgan Securities LLC (such financial institutions being referred to as the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide up to $2.75 billion of unsecured bridge loans) for the purposes of funding (i) the transactions contemplated by the Merger Agreement, (ii) Medicis’s obligation to pay the conversion consideration with respect to, or repurchase, its outstanding notes under, and in accordance with, the following indentures: 2.5% Contingent Convertible Senior Notes due 2032 in the principal amount of $168.9 million, 1.5% Contingent Convertible Senior Notes due 2033 in the principal amount of $0.2 million and 1.375% Convertible Senior Notes due 2017 in the principal amount of $422.2 million and (iii) transaction expenses.

The financing commitments of the Commitment Parties are subject to various conditions set forth in the Commitment Letter.

A copy of the Commitment Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 2, 2012, among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, Merlin Merger Sub, Inc. and Medicis Pharmaceutical Corporation. (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Merger Agreement.)

10.1	Commitment Letter, dated as of September 2, 2012, among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, JP Morgan Chase Bank, N.A. and J.P. Morgan Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

Date: September 4, 2012	By:	/s/ Howard B. Schiller
Howard B. Schiller
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 2, 2012, among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, Merlin Merger Sub, Inc. and Medicis Pharmaceutical Corporation. (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Merger Agreement.)

10.1	Commitment Letter, dated as of September 2, 2012, among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, JP Morgan Chase Bank, N.A. and J.P. Morgan Securities LLC.